UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 15, 2008
The Children’s Internet, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-29611	20-1290331
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

110 Ryan Industrial Ct., Suite 9
San Ramon, CA 94583
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 743-9420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
1.)
On May 9, 2008, the Board of Directors of The Children’s Internet, sent a memorandum, a copy of which is attached as Exhibit 1.1, that terminated the Definitive Stock Purchase Agreement (the “DSPA”) that was entered on October 19, 2007 between The Children’s Internet, Inc. (“TCI”), Shadrack Films, Inc. (“Shadrack”), The Children’s Internet Holding Company, LLC (“TCI Holding”) and, solely for purposes of Section 7.(k) thereof, Richard J. Lewis III (“Lewis”) and Sholeh Hamedani.

2.)
 On October 19, 2007 (the “Signing Date”), The Children’s Internet, Inc. (“TCI”) entered into a Definitive Stock Purchase Agreement (the “DSPA”) with Shadrack Films, Inc. (“Shadrack”), The Children’s Internet Holding Company, LLC (“TCI Holding”) and, solely for purposes of Section 7.(k) thereof, Richard J. Lewis III (“Lewis”) and Sholeh Hamedani. Under the DSPA, TCI Holding was to have purchased from TCI 120,000,000 shares of newly-issued common stock for $7.5 million, and 8,040,988 shares of TCI common stock from Shadrack (the majority shareholder of TCI and an affiliate of the former CEO Sholeh Hamedani) for $500,000 (collectively, the “Transaction”). Of the $8 million total Transaction purchase price, the $500,000 which was to be paid to Shadrack plus up to an additional $2.2 million was to be turned over to the Securities and Exchange Commission (the “SEC”) as part of the resolution of the SEC Litigation (as defined below). Additionally, as a condition of the DSPA was that the Company was to have been fully and completely released from all obligations that were owed to Sholeh Hamedani, Nasser Hamedani, Shadrack, Two Dog Net or any of their affiliates. The remaining $5.3 million was to be used by the Company for working capital and payment of other liabilities

3.)
The Company entered into four Amendments to the DSPA extending the closing date from December 31, 2007 until the last extension of March 31, 2008. TCI Holding Company failed to perform their obligations under the agreement and close the DSPA. Since that time, the parties to the agreement have been negotiating new terms for the DSPA. The Parties were unable to reach an agreement and therefore in the opinion of the Company’s Board of Directors, it was in the best interest of the Company and its shareholders to terminate the DSPA on May 9, 2008. However the parties are still negotiating to see if it is possible to structure a new agreement for TCI Holding to acquire the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Memorandum Terminating the DSPA, the Board of Director’s Unanimously voted to remove Richard J. Lewis III as Chief Executive Officer and Chief Financial Officer of the Company.

The Board of Directors subsequently replaced Mr. Lewis with Tyler Wheeler as acting Chief Executive Officer and Chief Financial Officer.

Mr. Tyler Wheeler has been the Company’s Chief Software Architect and a director since August 23, 2002. He co-founded Micro Tech Systems in 1989. In 1993, he and his father founded Integrative Systems, Inc., a hardware and software computer consulting firm. From January 1996 to August 2002, Mr. Wheeler served as Vice President of Technology at Two Dog Net. Mr. Wheeler completed a BA. in Finance and Business Law at California State University, Fresno in 1996.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

1.1	Memorandum to TCI Holding Company , Richard J. Lewis, III and Tom Essa

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2008

THE CHILDREN’S INTERNET, INC.

By:	/s/Tyler Wheeler
Tyler Wheeler Acting Chief Executive Officer Acting Chief Financial Officer

4